EXHIBIT 21

                                WELLCHOICE, INC.


                              LIST OF SUBSIDIARIES
                              --------------------



        COMPANY                                          PLACE OF ORGANIZATION
        ------------------------------------------------------------------------

        EHC BENEFITS AGENCY, INC.                        NEW YORK

        EMPIRE HEALTHCHOICE ASSURANCE, INC.              NEW YORK

        EMPIRE HEALTHCHOICE HMO, INC.                    NEW YORK

        EMPIRE NATIONAL ACCOUNT SERVICE CO., INC.        NEW YORK

        WELLCHOICE HOLDINGS OF NEW YORK, INC.            NEW YORK

        WELLCHOICE INSURANCE OF NEW JERSEY, INC.         NEW JERSEY